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                                                                   Exhibit 10.16


                         TEMPORARY USE LICENSE AGREEMENT

This License Agreement is executed on March 30, 2000, by and between CB Graham International, Inc., a Delaware corporation (the "Licensor") and kinzan.com, a California corporation (the "Licensee").

1.       GRANT OF LICENSE.

         A. Licensor hereby allows Licensee to use the premises located at 2111 Palomar Airport Road, Suite 140, consisting of 2319 rentable square feet (the "Premises"), on the terms set forth herein. The Premises are depicted on Exhibit "A" attached hereto. As consideration for use of the Premises, Licensee shall pay to Licensor, in advance and without offset a license fee in the amount of $6,493.20 per month. In the event Licensee holds over past the expiration or termination hereof, Licensee shall pay to Licensor $271.00 per day of such holdover period.

         B. Licensee shall use the Premises only for the following purpose: Offices for Internet company.

         C. Licensee and its guests and visitors shall not use more than nine parking spaces at the Building at any one time.

         D. The base fee above includes Licensee's portion of common area operating expenses and taxes.

         E. Should Licensee be approved for and receive a fully executed Lease of three years or longer from the Landlord for a Premises that totals at least 8,000 rentable square feet at Carlsbad Executive Plaza, Licensee shall be refunded $1.50 per square foot per month ($3,478.50 per month) of the fee paid for any term of the License Agreement after September 30, 2000. The refund shall be applied to the base rent of the second month and thereafter for the new Lease between kinzan.com and the Landlord of Carlsbad Executive Plaza.

         F.       Licensee shall pay for signage costs.

2.       TERM.

         The term of this License Agreement shall have commenced on December 15, 1999 and terminate on September 30, 2000; provided however, Licensor or Licensee may terminate this License Agreement earlier upon at least forty-five (45) days written notice for any reason. Licensee previously paid rent as a sublessee of iXL. The amount paid for December 15, 1999 through April 1, 2000 under the sublease shall be transferred to this License. The balance due for the unpaid portion of the License is $9,399.68 and shall be paid to Licensor on or before April 9, 2000.

3.       DEPOSIT.

         Upon execution hereof, Licensee shall deposit with Licensor the sum of $6,700 as security for the full performance of all the provisions of this License Agreement. Licensor has previously received $5,509.29 toward deposit and the balance of $1,190.71 is due April 9, 2000. Licensor may, without waiver of default or other remedies, use all or part of the Deposit to clean the Premises, to repair damage to the Premises, or to compensate Licensor for default by Licensee hereunder. The deposit may be kept with Licensor's other funds and shall not bear interest.

4.       USE OF PREMISES.

         4.1 The Premises shall be used only for the purposes specified above and for no other purpose. Licensee shall comply with all legal requirements affecting the Premises and its use. Licensee shall not (a) do or permit anything to be done, nor bring or keep anything in or around the Premises, that will increase the risk of fire or other loss (including by way of example, bring flammables or explosives into the Premises or bringing fuel-powered machinery into the Premises), (b) do or permit anything to be done which may be a nuisance to tenants,
                  (c) store anything outside of the Building, (d) place any signs on or around the Building, nor (e) commit or suffer any waste upon or about the Premises.


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         4.2      Licensee shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws, regulations and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes (collectively "Environmental Laws"). Licensee shall protect, defend, indemnify and hold each and all of Licensor's, Licensor's investment manager, and the trustees, board of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Lessee to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials, or by reason of any actual or asserted failure of Licensee to keep, observe, or perform any provision of this paragraph. Licensor represents to Licensee that to the best of Licensor's knowledge, the Premises are free of Hazardous Materials prior to occupancy by Licensee.

         4.3 Licensee is responsible for all of its agents and visitors and shall ensure that they do not do anything, which Licensee is not allowed to do. Licensee shall faithfully observe and comply with all the rules and regulations, which Licensor may promulgate from, time to time regarding the use of the common areas of the Building.


5.       UTILITIES.

         The license fee set forth in Article 1 shall not include the cost of utilities. Licensee shall be responsible for the cost of all utility service for the Premises.


6.       ACCEPTANCE OF PREMISES.

         By entry hereunder, Licensee acknowledges that it has examined the Premises and accepts the same "AS IS" and as being entirely satisfactory. Licensor has no obligation to alter the Premises.


7.       ALTERATIONS, REPAIRS AND MAINTENANCE.

         Licensee agrees not to make or permit any alterations to the Premises. Licensee shall maintain the Premises in its present condition and shall keep the same neat, clean and orderly. Licensee shall repair any damage it causes, or in lieu of requiring repairs, Licensor shall have the right to perform such repairs itself, in which case all repair costs shall be payable by Licensee upon request. Upon termination of this License Agreement, Licensee shall deliver the Premises to Licensor in the same condition as it existing upon commencement of this Agreement.



8.       INDEMNITY AND RELEASE; INSURANCE.


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         8.1      Licensee shall defend, indemnify and hold harmless Licensor and its property manager and other agents (the "Protected Parties") from and against any and all claims (and all related liabilities, costs, and attorneys' fees, collectively "Damages") arising from (a) Licensee's use of the Premises or anything done, permitted, suffered or omitted by Licensee or any of its agents or visitors in or about the Premises, and/or
                  (b) any breach or default by Licensee hereunder, unless such Damages are due to Licensor's gross negligence or willful misconduct. As a material part of the consideration to Licensor, Licensee hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever and waives all claims against Licensor and/or the other Protected Parties on account of the same.

         8.2. During the term hereof, Licensee shall maintain in full force and effect Comprehensive General Liability on an occurrence basis with a minimum limit of $2,000,000 combined single limit, naming Licensor and the other Protected Parties as named insureds. Such insurance shall insure Licensee's indemnity obligations herein. In addition, Licensee shall insure all of its personal property at 100% of its full replacement value. All insurance shall contain a complete waiver of subrogation in favor of Licensor and the other Protected Parties. Except for insurance relating to personal property owned by Comdisco. A certificate of all such insurance (including a prohibition against change or cancellation of coverage without 30 days prior notice to Licensor) shall be delivered to Licensor prior to Licensee entering the Premises. Any insurance maintained by Licensor will apply in excess of, and not contribute with, insurance provided by Licensor.


9.       ENTRY BY LICENSOR.

         Licensor and its agents shall have the right to enter the Premises for any business purpose, including to inspect the same or to make repairs or alterations to the Building or the Premises and to show the space to prospective tenants. Licensee shall not alter any lock or install a new or additional lock on any door of the Premises without the prior written consent of the Licensor.


10.      ASSIGNMENT AND SUBLICENSE.

         Licensee shall not (a) assign this License Agreement or any interest in this License Agreement, (b) permit the use of the Premises by any person or persons other than Licensee, nor (c) sublicense all or any part of the Premises.


11.      DEFAULT BY LICENSEE.

         Time is of the essence hereof. Licensee shall be in default if Licensee fails to perform any obligation hereunder as and when due. In the event of such a default, Licensor shall have all rights and remedies allowed by law. In addition, Licensor shall have the right to terminate this License Agreement and/or Licensee's right to use the Premises. Upon any such termination, Licensee shall immediately yield up possession of the Premises and Licensor may take any and all action, including changing the locks on the Premises and removing all of Licensee's possessions from the Premises, to enforce Licensee's obligations.


12.      ATTORNEY'S FEES.

         In the event of litigation to enforce or to interpret this License Agreement, the prevailing party shall be entitled to recover, in addition to all other sums and relief, its reasonable costs and attorneys fees incurred at and in preparation for arbitration, trial, appeal and/or review, including costs and attorneys fees in federal bankruptcy proceedings.

13.      NOTICES.


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         All notices to Licensee shall be in writing and shall be sufficiently given if delivered to the Premises to the attention of "General Counsel" or if sent by certified mail to the Premises to the attention of "General Counsel" or to the address (if any) shown at the end of this License Agreement.


14.      INTERPRETATION.

         14.1 This License Agreement shall be governed by the law of the state where the Building is located. This License Agreement contains the entire agreement of the parties. This License Agreement can be amended, or any right or provision waived, only by written document signed by both parties.

         14.2 All obligations, liabilities, indemnities, waivers and releases of Licensee hereunder, as well as the attorneys' fees provision hereof, shall survive the expiration or termination of this License Agreement and/or of Licensee's right to use the Premises.


15.      LIMITATION AND LIABILITY.

         Redress for any claim against Licensor under this License Agreement shall be limited to and enforceable only against and to the extent of Licensor's interest in the Building. The obligations of Licensor under this License Agreement are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Licensor or the investment manager.



         IN WITNESS WHEREOF, Licensor and Licensee have executed this License Agreement as of the date first written above. Individuals signing on behalf of a principal warrant that they have the authority to bind their principal. This License Agreement is subject to acceptance by Licensor.



LICENSOR:                                                       LICENSEE:
CB GRAHAM INTERNATIONAL, INC.,                                  KINZAN.COM,
a Delaware corporation                                          a California corporation

BY:           RREEF Management Company,
              a Delaware corporation

BY:                 /s/  Jill E. Shanahan                       BY:                  /s/ Gari L. Cheever
              -------------------------------------------                   -----------------------------------------

                       Jill E. Shanahan
TITLE:                 Vice President                           TITLE:                 President & CEO
              -------------------------------------------                   -----------------------------------------

DATE:                                                           DATE:
              -------------------------------------------                   -----------------------------------------



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                                    EXHIBIT A

                       to Temporary Use License Agreement
           dated March 30, 2000, between CB Graham International, Inc.
              a Delaware corporation ("Licensor") and kinzan.com, a
            California corporation ("Licensee") for Premises known as
            2111 Palomar Airport Road, Suite 140, Carlsbad, CA 92009


                                    PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Temporary Use License Agreement. It does not in any way supersede any of Licensor's rights with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.


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      2111 Palomar Airport Road, Suite 140
            Carlsbad, CA 92009-1426
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